UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2009

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-26907
(Commission File Number)

93-1118938
(IRS Employer Identification No.)

17 Victoria Road, Nanaimo, BC V9R 4N9
(Address of principal executive offices and Zip Code)

250-714-1101
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 19, 2009 with the approval of our board of directors, a certificate of change was filed with the Nevada Secretary of State effecting a four (4) for one (1) consolidation of our authorized and issued and outstanding shares of common stock. The certificate of change had an effective date of July 17, 2009.

On July 15, 2009, our board of directors approved an amendment to the consolidation so that the consolidation would be on a ten (10) for one (1) basis. In connection with the amendment of the consolidation, our company filed a certificate of correction with the Nevada Secretary of State, wherein our authorized and issued and outstanding shares of common stock would be consolidated on a ten (10) for one (1) basis, with an August 15, 2009 effective date.

As a result, effective August 15, 2009, our authorized capital decreased from 500,000,000 shares of common stock with a par value of $0.001 to 50,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares decreased from 37,086,740 shares of common stock to 3,708,674 shares of common stock.

Item 7.01	Regulation FD Disclosure

The consolidation will become effective with the Over-the-Counter Bulletin Board at the opening for trading on August 20, 2009 under the new stock symbol “COHG”. Our new CUSIP number is 163076201.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Change

3.02	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD

/s/ Robert McAllister
Robert McAllister
President and Chief Executive Officer

August 19, 2009